Exhibit 99.3

Enventis Employee Talking Points for use in conjunction with Enventis Customer Communications
Re:  Enventis to Merge with Consolidated
June 30, 2014

1.	What was announced today?
Today Enventis announced an agreement to merge with Consolidated Communications (NASDAQ: CNSL).

2.	How does this announcement affect my services, rates, contract, support?
There is no change to your services, rates, or contract.  You will continue to receive the same quality support and care you’ve received in the past.

Enventis is going to become an even stronger competitor as a part of Consolidated Communications. This transaction offers substantial benefits for Enventis customers by creating a stronger, more competitive communications provider that can better serve the communities in our regions and a broader network with the combined companies.

As an even more effective competitor in the communications industry, the combined company will be able to offer customers the same best-in-class service with a greater scale and scope for advanced products and services, and competitive rates, terms and conditions.

We’ll keep you updated with additional information as the deal closes.

3.	Who is Consolidated Communications?
Consolidated Communications is a publicly traded (NASDAQ: CNSL) company headquartered in Mattoon, Illinois with significant operations and employment centers in Illinois, California, Kansas, Pennsylvania and Texas. CCI provides facilities-based broadband services over its advanced fiber networks with focus on Business, Residential and Carrier customers.

The company excels in delivering excellent service with competitive prices and is driven to create a superior experience for its customers. Its leadership team has strong ties in its communities.

Consolidated Communications was founded in 1894 to provide telephone service in downstate Illinois and it shares a similar heritage to Enventis. The company understands the demands of today’s telecommunications marketplace. CCI is growing its IP-based product suite and seeing strong growth in its Carrier and Commercial segments using Metro Ethernet as the foundational product. Also, video and Internet services help to offset the industry-wide trend of declines in Telecom access lines. The company has a strong set of core values and a commitment to delivering innovative products to their customers. CCI shares Enventis’ philosophy of taking great care of its customers and communities.

4.	Why is Enventis entering into this transaction?

Enventis is a very strong, stable and profitable company.  We’ve been growing and executing well on our strategic initiatives.  That said, as a public company, we’re obligated to consider any offer that is in the best interest of our shareholders.

We believe the combined company will benefit from increased size, scale, geographic diversity and financial resources.  Our operating resources and capabilities complement one another.  The additional markets strengthen the combined company’s growth opportunities, enhancing the scale with a fiber-rich network across 11 states.  This transaction creates a broader platform from which to expand our exceptional services and we expect it to allow us to more effectively compete in the communications industry.

Importantly, as the demand for best-in-class communications solutions grows, we firmly believe that this merger with CCI is in the best interest of our shareholders and other stakeholders.

5.	Will the company change its name again?
After closing, we will operate as one company, but no decision has been made on the brand.

6.	How long before the transaction is completed?
The company expects the transaction to close some time in the fourth quarter of 2014. Closing is subject to the approval of Enventis and Consolidated Communications shareholders, as well as various regulators, and other customary conditions.

7.	Will all Enventis facilities and support centers remain open?
 There will be no immediate change to Enventis facilities.  We will communicate new information when it becomes available and will provide answers to questions as soon as decisions are made.

8.	What does this mean for the Community?
Consolidated understands the importance of strong community ties and support and will continue to support the communities we serve.  They have a strong track-record of company giving, employee volunteerism and similar stewardship values and share the same long history as Enventis.

9.	I’m an ENVE shareholder, what will happen to my stock?
Please contact Enventis Investor Relations and they will help answer any questions you may have: 800-326-5789, 507-387-3355 or investor@enventis.com.

10.	Will I have to change my email address?
No, your email address will remain in place.

11.	What about my broadband services? Does this mean I’ll lose channels or other services?
No, Consolidated is an experienced provider and leader in delivering quality, Digital TV Services.  Our local team remains dedicated to providing you the best experience.

12.	Will I lose my local support?
It will be business as usual at Enventis. You’ll see no changes at this time. We are here to help you. We’ll keep you updated with additional information as the deal closes.

Please refer all media and financial community questions to Jennifer Spaude, Director of IR, PR and Marketing, 507-386-3765, jennifer.spaude@enventis.com.

Important Merger Information and Additional Information

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

In connection with the proposed transaction, Enventis and Consolidated will file relevant materials with the SEC. Consolidated will file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”).  ENVENTIS SHAREHOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION.  The final proxy statement/prospectus will be mailed to Enventis shareholders.  The registration statement and proxy statement/prospectus and other documents filed by Enventis with the SEC are, or when filed will be, available free of charge at the SEC web site at www.sec.gov. Copies of the registration statement and proxy statement/prospectus (when available) and other filings made by Enventis with the SEC can also be obtained, free of charge, by directing a request to Enventis Corporation, 221 East Hickory Street, P.O. Box 3248, Mankato, MN, Attn: Investor Relations. The registration statement and proxy statement/prospectus (when available) and such other documents are also available for free in the investor relations portion of our web site at www.enventis.com, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

Participants in the Solicitation

Enventis and Consolidated, and certain of their respective directors and officers and other persons may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed acquisition transaction. Information regarding directors and executive officers of Enventis in the solicitation is set forth in the Enventis proxy statements and Annual Reports on Form 10-K, previously filed with the SEC.  Information regarding directors and executive officers of Consolidated in the solicitation is set forth in the Consolidated proxy statements and Annual Reports on Form 10-K, previously filed with the SEC.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.